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                                                                    Exhibit 99.1

                          CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named in the Registration Statement on Form S-1 of AmCOMP Incorporated, a Delaware corporation ("AmCOMP"), and in all subsequent amendments, including post-effective amendments, or supplements to the Registration Statement (including the prospectus contained therein and the filing of this consent as an exhibit to the Registration Statement), as a director nominee of AmCOMP, with my election becoming effective upon consummation of the offering contemplated therein.

Dated: August 29, 2005

                                          /s/ David L. Redmond
                                          ------------------------------
                                          David L. Redmond